Exhibit 99.1

Neumora Therapeutics Reports First Quarter 2026 Financial Results and Provides Business Update

KOASTAL-2 and -3 studies evaluating navacaprant in major depressive disorder on track for joint topline readout in the second quarter of 2026

Progressing NMRA-511 in Alzheimer’s disease agitation and NMRA-898 in schizophrenia with clinical data expected for each program in the second half of 2026

Strong financial position with $147.1 million in cash and cash equivalents expected to support operations into the third quarter of 2027

WATERTOWN, Mass., May 7, 2026 – Neumora Therapeutics, Inc. (Nasdaq: NMRA), a clinical-stage biopharmaceutical company with a therapeutics pipeline consisting of programs that target novel mechanisms of action for a broad range of underserved, prevalent diseases, today announced financial results for the first quarter ended March 31, 2026, and provided a business update.

“We focused on steady execution during the first quarter, highlighted by the full enrollment of the navacaprant KOASTAL‑2 and ‑3 studies with more than 400 patients per study. We look forward to the topline readout of these studies this quarter,” said Paul L. Berns, chairman and chief executive officer, Neumora. “Additionally, we reported the Phase 1b study with NMRA-511 demonstrating an unsurpassed clinical effect in Alzheimer’s disease agitation and we remain on track to report data from the MAD expansion cohort in the second half of 2026, with a Phase 2 study anticipated to begin in the first quarter of 2027.”

“The Phase 1 study for NMRA‑898 is ongoing, with data expected in the second half of 2026, and we are advancing NMRA‑215, which is expected to enter the clinic in the first quarter of 2027, reflecting the breadth and continued momentum of our pipeline. With a strong balance sheet, we believe we are well positioned to execute on these planned milestones and to continue progressing our portfolio in a disciplined manner,” continued Mr. Berns.

KEY PIPELINE HIGHLIGHTS

Navacaprant (Kappa Opioid Receptor Antagonist): Joint KOASTAL-2 and -3 Readout Expected in Second Quarter of 2026

The KOASTAL-2 and -3 studies were fully enrolled in the first quarter of 2026 with more than 400 patients in each study. The Company expects a joint topline data readout for KOASTAL-2 and -3 in the second quarter of 2026, including topline data for each study as well as pre-specified analyses with more than 450 patients enrolled after study optimizations in early 2025.

NMRA-511 (Vasopressin 1a Receptor Antagonist): On Track to Report Data from MAD Expansion Cohort in Alzheimer’s Disease (AD) Agitation in Second Half of 2026

In the first quarter of 2026, Neumora announced results from its Phase 1b signal-seeking study of NMRA-511 demonstrating an unsurpassed effect size and a favorable tolerability and safety profile with no reports of somnolence or sedation in people with AD agitation. Neumora plans to report data from a multiple ascending dose (MAD) expansion cohort evaluating higher doses of NMRA-511 in the second half of 2026 and to initiate a Phase 2 study with NMRA-511 in Alzheimer's disease agitation in the first quarter of 2027.

NMRA-898 (M4 Positive Allosteric Modulator): Phase 1 Data Expected in Second Half of 2026

Neumora is conducting a MAD study with NMRA-898 in healthy volunteers and patients with stable schizophrenia. The goal of the study is to identify a maximum tolerated dose of NMRA-898 and confirm central nervous system penetration via cerebrospinal fluid exposure. The Company expects to report data from the study in the second half of 2026.

NMRA-215 (NLRP3 Inhibitor): Preclinical Work Ongoing; Program Update Expected in the Second Half of 2026

Neumora is developing NMRA-215 for the treatment of obesity. The Company expects to provide a program update in the second half of 2026 and for the program to enter the clinic in the first quarter of 2027.

FIRST QUARTER 2026 FINANCIAL RESULTS

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Cash Position: As of March 31, 2026, Neumora had cash and cash equivalents of $147.1 million.
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Financial Guidance: The Company expects that its cash and cash equivalents as of March 31, 2026, will enable it to fund its operating plan into the third quarter of 2027.
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R&D Expense: Research and development expenses for the first quarter of 2026 were $38.6 million, as compared to $52.2 million for the same period in 2025. The decrease was primarily due to a reduction in clinical trial costs, and lower personnel-related costs.
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G&A Expense: General and administrative expenses for the first quarter of 2026 were $14.3 million, as compared to $18.8 million for the same period in 2025. The decrease was primarily attributable to lower personnel-related costs.
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Net Loss: The Company reported a net loss of $53.5 million for the first quarter of 2026, as compared to $68.0 million for the same period in 2025.

About Neumora

Neumora Therapeutics, Inc. is a clinical-stage biopharmaceutical company founded to confront the greatest medical challenges of our generation by taking a fundamentally different approach to the way treatments for brain diseases are developed. Our therapeutic pipeline currently consists of programs that target novel mechanisms of action for a broad range of underserved, prevalent diseases. Neumora’s mission is to redefine neuroscience drug development by bringing forward the next generation of novel therapies that offer improved treatment outcomes and quality of life for patients.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements about Neumora Therapeutics, Inc. (the “Company,” “we,” “us,” or “our”) within the meaning of the federal securities laws, including statements related to: Neumora’s intention to redefine neuroscience drug development by bringing forward the next generation of novel therapies that offer improved treatment outcomes and quality of life for patients; the timing, progress and plans for its therapeutic development programs, including the timing of clinical trial initiation and data readouts, including for the KOASTAL-2 and KOASTAL-3, NMRA-215, NMRA-511 and NMRA-898 studies; support for continued development, and upcoming milestones and catalysts; expectations and projections regarding future operating results and financial performance, including the sufficiency of its cash resources and expectation of the timing of its cash runway; and other statements identified by words such as “could,” “expects,” “intends,” “may,” “plans,” “potential,” “should,” “will,” “would,” or similar expressions and the negatives of those terms. Other than statements of historical facts, all statements contained in this press release are forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These statements are subject to risks and uncertainties that could cause the actual results to be materially different from the information expressed or implied by these forward-looking statements, including, among others: comparisons to efficacy results from other sponsors should be interpreted with caution due to differences in compounds, study designs, subject characteristics, and other factors that may limit direct comparability; the risks related to the inherent uncertainty of clinical drug development and unpredictability and lengthy process for obtaining regulatory approvals; risks related to the timely initiation and enrollment in our clinical trials; risks related to our reliance on third parties, including CROs; risks related to serious or undesirable side effects of our therapeutic candidates; risks related to our ability to utilize and protect our intellectual property rights; and other matters that could affect sufficiency of capital resources to fund operations. For a detailed discussion of the risks and uncertainties that could cause actual results to differ from those expressed in these forward-looking statements, as well as risks relating to Neumora’s business in general, please refer to the risk factors identified in the Company’s filings with the Securities and Exchange Commission (SEC), including but not limited to its Quarterly Report on Form 10-Q for the quarter ended March 31, 2026 which was filed with the SEC on or about the date hereof. Forward-looking statements speak only as of the date hereof, and, except as required by law, Neumora undertakes no obligation to update or revise these forward-looking statements. Our results for the quarter ended March 31, 2026 are also not necessarily indicative of our operating results for any future periods.

Financial Tables

NEUMORA THERAPEUTICS

Unaudited Consolidated Statements of Operations and Comprehensive Loss

(in thousands, except per share amounts)

	Three Months Ended March 31,
	2026	2025
Operating expenses:
Research and development	$38,598	$52,151
General and administrative	14,266	18,785
Total operating expenses	52,864	70,936
Loss from operations	(52,864)	(70,936)
Other income (expense):
Interest income	1,231	3,074
Interest expense	(1,854)	—
Other income (expense), net	59	(25)
Total other income (expense)	(564)	3,049
Net loss before income taxes	(53,428)	(67,887)
Provision for income taxes	30	105
Net loss	$(53,458)	$(67,992)
Other comprehensive loss:
Unrealized loss on marketable securities	—	(65)
Comprehensive loss	$(53,458)	$(68,057)
Net loss per share, basic and diluted	$(0.30)	$(0.42)
Weighted-average shares outstanding, basic and diluted	179,872	161,451

Unaudited Condensed Consolidated Balance Sheets

(in thousands)

	March 31, 2026	December 31, 2025
Cash and cash equivalents	$147,072	$182,530
Total assets	$153,877	$191,047
Total liabilities	$83,197	$87,176
Total stockholders’ equity	$70,680	$103,871

Neumora Contact

Helen Rubinstein

617-402-5700

Helen.Rubinstein@neumoratx.com